As filed with the Securities and Exchange Commission on July 15, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3842867 (I.R.S. Employer Identification No.)

1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(604) 732-6124
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurent Potdevin
Chief Executive Officer
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
Tel: (604) 732-6124
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael Hutchings, Esq.
DLA Piper LLP (US)
701 Fifth Avenue, Suite 7000
Seattle, Washington 98104
Tel: (206) 839-4800
Fax: (206) 839-4801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, par value $0.005 per share
Preferred Stock
Debt Securities
Warrants(4)
Units(5)
(1) Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of common stock, preferred stock, debt securities, warrants and units (the foregoing, collectively, the “Securities”) are being registered as may from time to time be issued at indeterminate prices (including any common stock, preferred stock or debt securities that may be issued upon conversion of, or in exchange for, common stock, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be).
(2) Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any Securities that provide for that issuance or adjustment. Separate consideration may or may not be received for any of these Securities.
(3) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.
(4) The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.
(5) Each unit will consist of one or more warrants, debt securities, shares of common or preferred stock or any combination of such securities.

EXPLANATORY NOTE
We are filing this registration statement solely to cover unsold securities covered by our prior Registration Statement on Form S-3 filed July 5, 2013 (File No. 333-189818) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5) under the Securities Act, securities registered on the Prior Registration Statement may be offered and sold only if not more than three years have elapsed since the initial effective date of the Prior Registration Statement. Accordingly, we are filing this registration statement to cover unsold securities covered by the Prior Registration Statement.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

The securities covered by this prospectus may be sold from time to time by lululemon athletica inc. In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling securityholder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.
When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.
THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “LULU.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. See “Risk Factors” on page 3. You should carefully read and evaluate the risk factors contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2016.

About this Prospectus
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we and/or selling securityholders sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Additionally, later information that we file with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Where You Can Find More Information” before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is apart. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website at www.sec.gov or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained in or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. Neither we nor any selling securityholders are making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.
In this prospectus, unless otherwise indicated or unless the context otherwise requires, “lululemon” “we,” “us,” “our” and similar terms refer to lululemon athletica inc. and its consolidated subsidiaries. Our fiscal year ends on the Sunday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 31, 2016 is referred to as “2015” or “fiscal 2015.”

The Company
lululemon is a designer, distributor, and retailer of healthy lifestyle inspired athletic apparel. Since our inception, we have developed a distinctive corporate culture, and we have a mission to produce products which create transformational experiences for people to live happy, healthy, fun lives. We promote a set of core values in our business which include, developing the highest quality products, operating with integrity, leading a balanced and fun life, and nurturing entrepreneurial spirit. These core values attract passionate and motivated employees who are driven to succeed and share our purpose of “elevating the world from mediocrity to greatness.”
Our healthy lifestyle inspired athletic apparel is marketed under the lululemon athletica and ivivva athletica brand names. We offer a comprehensive line of apparel and accessories for women, men and female youth. Our apparel assortment includes items such as pants, shorts, tops and jackets designed for healthy lifestyle and athletic activities such as yoga, running, other sweaty pursuits, and athletic wear for female youth.
Our principal executive offices are located at 1818 Cornwall Avenue, Vancouver, British Columbia, Canada V6J 1C7, and our telephone number at that location is (604) 732-6124.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at www.sec.gov. You can also obtain information about us at the offices of the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.
We also make available, free of charge, through the investor relations portion of our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.lululemon.com. Our website address is provided in this prospectus supplement as an inactive textual reference only. Information contained on our website is not deemed part of this prospectus supplement, the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities offered by this prospectus. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us, our common stock, preferred stock debt securities, warrants and units. The statements in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
The SEC allows us to “incorporate by reference” into this prospectus and any prospectus supplement information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus and any prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the termination of this offering, in each case other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8‑K. Each of these documents has Exchange Act File No. 001-33608:

•	our annual report on Form 10-K for the fiscal year ended January 31, 2016, filed with the SEC on March 30, 2016;

•	our quarterly report on Form 10-Q for the quarter ended May 1, 2016, filed with the SEC on June 8, 2016;

•	our current reports on Form 8-K filed with the SEC on March 30, 2016, April 19, 2016, April 27, 2016, June 6, 2016 and June 8, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act with the SEC on July, 19, 2007.
Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
lululemon athletica inc.
1818 Cornwall Avenue
Vancouver, British Columbia
Canada V6J 1C7
Telephone: (604) 732-6124
Cautionary Statement Concerning
Forward-Looking Statements
This prospectus, any prospectus supplement and any free-writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus and any prospectus supplement, including any information incorporated or deemed incorporated by reference herein or therein, and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You can identify our forward-looking statements by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “predicts,” “targets,” “projects,” “should,” “will” or “would,” the negative of these terms or other similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements may include, but are not limited to, statements contained in the section of this prospectus titled “Risk Factors” and statements appearing elsewhere in this prospectus.
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus.
The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made, and we undertake no obligation to update any forward-looking statements for any reason, except as required by law.
Risk Factors
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by lululemon described in our annual report on Form 10-K for the fiscal year ended January 31, 2016 and our quarterly report on Form 10‑Q for the quarter ended May 1, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

Ratio of Earnings to Fixed Charges
The following table sets forth our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Thirteen Weeks Ended May 1, 2016	Fiscal Year Ended January 31, 2016	Fiscal Year Ended February 1, 2015	Fiscal Year Ended February 2, 2014	Fiscal Year Ended February 3, 2013	Fiscal Year Ended January 29, 2012
Ratios of earnings to fixed charges	6.4	11.1	15.8	19.9	22.1	20.2
Ratios of earnings to combined fixed charges and dividends on preferred stock to earnings	6.4	11.1	15.8	19.9	22.1	20.2

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest charges and the estimated interest component of operating lease expenses. In the thirteen weeks ended May 1, 2016 and the fiscal year ended January 31, 2016, we had a net interest expense of $1.2 million and $3.5 million, respectively, related to certain tax adjustments. These tax adjustments are described in more detail in Note 7 to our financial statements contained in our quarterly report on Form 10‑Q for the thirteen weeks ended May 1, 2016 and Note 15 to our audited consolidated financial statements contained in our annual report on Form 10-K for the fiscal year ended January 31, 2016.
Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.
Use of Proceeds
In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholder, we will not receive any cash proceeds from such sale unless otherwise set forth in the applicable prospectus supplement.
Description of Capital Stock
lululemon’s authorized capital stock consists of:

•	400,000,000 shares of common stock, par value of $0.005 per share;

•	60,000,000 shares of special voting stock, par value $0.000005 per share; and

•	5,000,000 shares of preferred stock, par value $0.01 per share.
As of June 3, 2016, 127,174,155 shares of common stock and 9,803,819 shares of our special voting stock were issued and outstanding. No shares of our preferred stock are issued or outstanding as of the date of this prospectus.
In the discussion that follows, we have summarized the material provisions of our amended and restated certificate of incorporation and bylaws relating to our capital stock. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws. You should read the provisions of our amended and restated certificate of incorporation and bylaws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have also summarized certain provisions of the exchangeable shares of Lulu Canadian Holding, Inc. (an indirect wholly-owned subsidiary of ours that we refer to as Lulu Canada in this prospectus). You should read the Plan of Arrangement and Exchangeable Share Provisions and related agreements for more details regarding the exchangeable shares. We have filed copies of those documents with the SEC. See “Where You Can Find More Information.”
Common Stock
Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights in the election of directors. Subject to preferences that may be granted to any holders of another class of shares, holders of our common stock are entitled to receive ratably only those dividends as may be declared by our board of directors out of funds legally available therefor, as well as any distributions to our stockholders. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any class of our shares that has a liquidation preference over our common stock.
Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in our control without further action by the stockholders.
The issuance of our preferred stock could have the effect of delaying, deferring, or preventing a change in our control. No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.
Special Voting Stock
The number of shares of special voting stock outstanding is equal to the number of exchangeable shares that are issued by Lulu Canada. The shares of special voting stock are issued to holders of exchangeable shares. Holders of shares of special voting stock are able to vote in person or by proxy on any matters put before holders of our common stock at any meeting of stockholders. Each share of special voting stock carries one vote. Such votes may be exercised for the election of directors and on all other matters submitted to a vote of our stockholders.
Our shares of special voting stock do not entitle their holders to receive dividends or distributions from us or to receive any consideration in the event of our liquidation, dissolution or winding-up. To the extent exchangeable shares are purchased for shares of our common stock, a number of shares of special voting stock as corresponds to the number of exchangeable shares thus purchased will be cancelled without consideration.
Exchangeable Shares
In connection with the issuance of the exchangeable shares as part of our corporate reorganization in July 2007, Lulu Canada issued exchangeable shares to certain of our Canadian equityholders at the time of the reorganization. The exchangeable shares of Lulu Canada, together with the shares of special voting stock, are intended to be the economic equivalent to shares of our common stock. The rights, preferences, restrictions and conditions attaching to the exchangeable shares include the following:

•
Any holder of exchangeable shares is entitled at any time to require Lulu Canada to redeem any or all of the exchangeable shares registered in such holder’s name in exchange for one share of our common stock for each exchangeable share presented and surrendered, plus a cash payment in an amount equal to any accrued and unpaid dividends on such exchangeable shares at the time of redemption. The right of a holder of exchangeable shares to require Lulu Canada to redeem such holder’s exchangeable shares is referred to herein as the put right.

•
If we declare a dividend on our common stock, the holders of exchangeable shares are entitled to receive from Lulu Canada the same dividend, or an economically equivalent dividend, on their exchangeable shares.

•
Holders of exchangeable shares are not entitled to receive notice of or to attend any meeting of the stockholders of Lulu Canada or to vote at any such meeting, except as required by law or as specifically provided in the exchangeable share conditions.

•
Lulu Canada will have the right to force the exchange of all exchangeable shares for shares of our common stock (and payment of any accrued and unpaid dividends on the exchangeable shares) at any time after the earlier of (i) the 40th anniversary of our corporate reorganization, (ii) the date on which fewer than 10% of the originally issued exchangeable shares remain outstanding or (iii) the occurrence of certain specified events such as a change of control of us.

•
The right of holders of exchangeable shares to require Lulu Canada to redeem their exchangeable shares and the right of Lulu Canada to redeem the exchangeable shares, both as described above, are subject to the overriding right of Lululemon Callco ULC, our wholly-owned subsidiary, or Callco, to purchase such shares for a price of one share of our common stock for each exchangeable share, together with all declared and unpaid dividends on such exchangeable share.

•	Holders of exchangeable shares will be entitled to vote their shares of special voting stock at meetings of the lululemon stockholders.
Exchange Trust Agreement
In connection with the issuance of exchangeable shares as part of our corporate reorganization in July 2007, we entered into an exchange trust agreement with Lulu Canada and a third party-trustee named therein, or the trustee.
Under the exchange trust agreement, the holders of exchangeable shares may instruct the trustee to exercise the right to require Callco to purchase all outstanding exchangeable shares in certain events. The purchase price payable by Callco for the exchangeable shares will be equal to one share of our common stock for each exchangeable share, together with any accrued and unpaid dividends on the exchangeable share.
In accordance with the terms of the exchangeable share support agreement described below, we will not exercise any voting rights with respect to any exchangeable shares held by us or our subsidiaries, although we may appoint proxy-holders with respect to such exchangeable shares for the sole purpose of attending meetings of the holders of exchangeable shares in order to be counted as part of the quorum for such meetings.
With the exception of administrative changes for the purpose of adding covenants of any or all parties for the protection of the beneficiaries thereunder, making certain necessary amendments or curing or correcting any ambiguity, inconsistent provision, or manifest error (in each case provided that our board of directors and the board of directors of Lulu Canada is of the good faith opinion that such changes or corrections are not prejudicial to the rights or interests of the holders of the exchangeable shares), the exchange trust agreement may not be amended without the approval of the holders of the exchangeable shares given in the manner specified therein.
The trust created by the exchange trust agreement will continue until the earliest to occur of the following events:

•	no outstanding exchangeable shares or shares or rights convertible into or exchangeable for exchangeable shares are held by a beneficiary (other than by us or any of our subsidiaries); and

•	we and Lulu Canada together elect in writing to terminate the exchange trust agreement and such termination is approved by the beneficiaries as set forth in the provisions to the exchangeable shares.
Exchangeable Share Support Agreement
In connection with the issuance of the exchangeable shares as part of our corporate reorganization in July 2007, we also entered into an exchangeable share support agreement with Lulu Canada and Callco. Pursuant to the exchangeable share support agreement, for so long as any exchangeable shares (other than exchangeable shares held by us or any of our subsidiaries) remain outstanding:

•
Lulu Canada and we will take all actions and do all things as are reasonably necessary or desirable to enable and permit it and us, in accordance with applicable law, to perform our respective obligations and complete all such actions and all such things as are necessary or desirable to enable and permit us to deliver or cause to be delivered shares of our common stock to the holders of exchangeable shares who exercise their put rights.

•
Lulu Canada, Callco and we will take all such actions and do all things as are necessary or desirable to enable and permit them and us, in accordance with applicable law, to perform our respective obligations arising upon the exercise by Lulu Canada or Callco of their rights to acquire exchangeable shares, including without limitation all such actions and all such things as are necessary or desirable to enable and permit us to deliver or cause to be delivered shares of our common stock to the holders of exchangeable shares in accordance with the provisions of such rights.

•
Neither we nor Lulu Canada may take any action in order to liquidate, dissolve or wind-up, each a voluntary liquidation, or proceed with any voluntary liquidation, unless the other concurrently takes action to voluntarily liquidate or proceeds with a voluntary liquidation.

We will send to the holders of exchangeable shares, to the extent not already sent to holders of the special voting stock, the notice of each meeting at which our stockholders are entitled to vote, together with the related meeting materials, including without limitation, any circular or information statement. Such mailing will commence on the same day as we send such notice and materials to our stockholders. We will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials that we send to our stockholders at the same time as such materials are sent to our stockholders. We will also use reasonable efforts to obtain and deliver a copy of any materials sent by a third party to our stockholders, including dissident proxy and information circulars (and related information and materials) and tender and exchange offer circulars, as soon as reasonably practicable after receipt of such materials by us or by our stockholders (if such receipt is known by us), to the extent not already sent to holders of the special voting stock.
The exchangeable share support agreement provides that, in the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the shares of our common stock which is recommended by our board of directors, we will use all reasonable efforts expeditiously and in good faith to take all actions necessary or desirable to enable and permit holders of exchangeable shares to participate in such transaction to the same extent and on an economically equivalent basis as holders of shares of our common stock, without discrimination.
In order to assist us in complying with our obligations under the exchangeable share support agreement, Lulu Canada and Callco are required to notify us as soon as practicable upon the exercise of their rights to acquire exchangeable shares.
In order to assist Lulu Canada in complying with its obligations under the exchangeable share support agreement, we will notify Lulu Canada as soon as possible upon a proposed declaration by us of any dividend on our shares of common stock and take all such other actions as are reasonably necessary, in cooperation with Lulu Canada, to ensure that the respective declaration date, record date and payment date for a dividend on our shares of common stock shall be the same as the declaration date, record date and payment date for the corresponding dividend on the exchangeable shares, subject to all applicable laws.
Under the exchangeable share support agreement, we have agreed not to exercise any voting rights attached to the exchangeable shares owned by us or any of our subsidiaries on any matter considered at meetings of holders of exchangeable shares. With the exception of administrative changes for the purpose of adding covenants of any or all parties, making certain necessary amendments or curing or correcting any ambiguity, inconsistent provision or manifest error (in each case provided that our board of directors and the boards of directors of Lulu Canada and Callco are of the good faith opinion that such changes or corrections are not prejudicial to the rights or interests of the holders of the exchangeable shares), the exchangeable share support agreement may not be amended without the approval of the holders of the exchangeable shares as provided in the exchangeable share support agreement.
Indemnification and Limitation on Directors’ and Officers’ Liability
As permitted by Section 102 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and bylaws limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	any breach of their duty of loyalty to the corporation or the stockholder;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law and that we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions. We believe that indemnification under our amended and restated certificate of incorporation and our bylaws covers at least negligence and gross negligence on the part of indemnified parties.
Our amended and restated certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our amended and restated certificate of incorporation or Section 145 of the Delaware General Corporation Law would permit indemnification. We have obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

We also have entered into separate indemnification agreements with each of our directors and certain executive officers, which are in addition to and, in some instances, broader than the indemnification provided for in our charter documents. These agreements, among other things, provide indemnification for expenses, judgments, fines and settlement amounts incurred by the person in any action or proceeding arising out of such person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law
Certain provisions of our amended and restated certificate of incorporation and bylaws, and applicable provisions of the Delaware General Corporation Law, may make it more difficult for or prevent a third party from acquiring control of us or changing our board of directors and management. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies furnished by them and to discourage certain types of transactions that may involve an actual or threatened change in our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy contests. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
Election and Removal of Directors
Our amended and restated certificate of incorporation and bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiring party obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.
Directors may be removed with cause by the vote of a two-thirds of the shares represented in person or by proxy at a meeting entitled to vote generally in the election of directors, voting as a single class.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company. This may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
No Cumulative Voting
Our amended and restated certificate of incorporation and our bylaws do not provide for cumulative voting in the election of directors. The combination of ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting will make it more difficult for our other stockholders to replace our board of directors or for another party to obtain control of us by replacing our board of directors.
Stockholder Meetings
Our charter documents provide that a special meeting of stockholders may be called only by our chairman of the board, one or more co-chairmen of the board, our chief executive officer or our president, or upon a resolution adopted by or affirmative vote of a majority of the board of directors, and not by the stockholders. This may have the effect of preventing a party from calling a meeting with a view to taking action to obtain effective control.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These procedures might preclude our stockholders from proposing business or nominating directors at meetings of our stockholders, and they may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting. Forcing a party to take action only at stockholder meetings, which are subject to the procedural rules summarized above, may limit the ability of the party to take action to obtain control of our company.
Size of Board and Vacancies
Our amended and restated certificate of incorporation provides that the number of directors on our board of directors will be fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled solely by the vote of our remaining directors in office. Any vacancies in our board of directors resulting from death, resignation or removal from office or other cause will be filled solely by the vote of our remaining directors in office. These provisions restricting the filling of vacancies will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
Exclusive Forum
Our bylaws contain a provision designating the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the district of Delaware) as the sole and exclusive forum for derivative actions or proceedings brought on our behalf, claims for breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders or for any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws unless we consent to an alternative forum. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, with the following exceptions:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.
In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Description of Debt Securities
The following description of the terms of the debt securities we may issue sets forth certain general terms and provisions of any debt securities to which any prospectus supplement may relate. The particular terms of debt securities offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those debt securities will be described in the prospectus supplement relating to the applicable debt securities. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such debt securities. This description does not purport to be complete.
General
We may enter into indenture agreements with respect to any debt securities we may offer. We may enter into separate indentures, with different trustees, for our debt securities. We use the term “indentures” to refer to any such indentures we may enter into, and we use the term “trustees” to refer to the trustees under such indentures. The material terms of any indenture governing a series of debt securities will be described in the applicable prospectus or prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended.
If specified in the prospectus supplement or other offering material, certain of our subsidiaries may guarantee such debt securities or we may guarantee debt securities issued by our subsidiaries as described in the prospectus supplement or other offering material relating to the applicable debt securities.
Additional Information
We will describe in any applicable prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States Federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.
The applicable prospectus supplement will describe the terms of any debt securities offered thereby.

Conversion or Exchange of Debt Securities
Such prospectus or prospectus supplement will also describe, if applicable, the terms on which the debt securities may be converted or exchanged into our common stock, preferred stock or other securities or property. These terms will include whether the conversion or exchange is mandatory and whether it is at our option or is at the option of the holder. The prospectus supplement will describe how the number of shares of common stock, preference shares or other securities or property to be received would be calculated.
Description of Warrants
The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the applicable warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete.
We may issue warrants to purchase common stock, preferred stock, debt securities or other securities of lululemon or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or “warrant agreements,” each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or “warrant certificate,” that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.
General
The applicable prospectus supplement will include some or all of the following terms of the warrants to be offered:

•	the title and aggregate number of the applicable warrants;

•
the designation, number (or amount) and terms of shares of common stock, preferred stock or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

•
the exercise price, or the manner of determining the price, at which the common shares, preferred shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

•	if other than cash, the property and manner in which the exercise price for the warrants may be paid;

•	any minimum or maximum number of warrants that are exercisable at any one time;

•	the dates or periods during which the warrants may be exercised;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

•	any other terms of the warrants.

Exercise of Warrants
Each warrant will entitle the holder to purchase such number of common shares, preferred shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.
No Rights as Holders of Shares
Holders of common stock warrants or preferred stock warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.
Description of Units
The following description of the terms of units we may issue sets forth certain general terms and provisions of any units to which any prospectus supplement may relate. The particular terms of units offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those units will be described in the prospectus supplement relating to the applicable units. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such units. This description does not purport to be complete.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the terms of the unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.
This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.
Selling Securityholders
We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit selling securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling securityholder.
Plan of Distribution
We may sell our securities, and any selling securityholder may offer and sell securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly by us or any selling securityholders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.
We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is material.
In addition, we and any selling securityholder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities directly or through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling securityholder. We or any selling securityholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling securityholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling securityholder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we and any selling securityholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling securityholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling securityholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling securityholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms apart, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
Legal Matters
DLA Piper LLP (US), Seattle, Washington, our outside counsel, will issue an opinion about the legality of any securities we may offer through this prospectus, unless otherwise indicated in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the annual report on Form 10-K for the 52-week period ended January 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

lululemon athletica inc.

July 15, 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth expenses payable by lululemon in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$*
Trustee’s fees and expenses	**
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Rating agency expenses	**
Blue Sky fees and expenses	**
FINRA filing fees	**
Listing fees	**
Miscellaneous expenses	**
Total	$**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and our bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law and that we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions. We believe that indemnification under our amended and restated certificate of incorporation and our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

Our amended and restated certificate of incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our amended and restated certificate of incorporation or Section 145 of the Delaware General Corporation Law would permit indemnification. We have obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.
We also have entered into separate indemnification agreements with each of our directors and certain executive officers, which are in addition to and, in some instances, broader than the indemnification provided for in our charter documents. These agreements, among other things, provide indemnification for expenses, judgments, fines and settlement amounts incurred by the person in any action or proceeding arising out of such person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.
We also maintain directors’ and officers’ liability insurance for our directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of lululemon.
We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 16. Exhibits

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

1.1	Form of Equity Security Underwriting Agreement*

1.2	Form of Debt Security Underwriting Agreement*

1.3	Form of Common Stock Underwriting Agreement*

2.1	Agreement and Plan of Reorganization dated as of April 26, 2007, by and among the parties named therein		S-3	2.1	333-185899	1/7/2013

2.2	Exchange Trust Agreement dated as of July 26, 2007, between lululemon athletica inc., Lulu Canadian Holding, Inc. and Computershare Trust Company of Canada		S-3	2.2	333-185899	1/7/2013

2.3	Exchangeable Share Support Agreement dated as of July 26, 2007, between lululemon athletica inc., Lululemon Callco ULC and Lulu Canadian Holding, Inc.		S-3	2.3	333-185899	1/7/2013

2.4	Amended and Restated Declaration of Trust for Forfeitable Exchangeable Shares dated as of July 26, 2007, by and among the parties named therein		S-3	2.4	333-185899	1/7/2013

2.5	Amended and Restated Arrangement Agreement dated as of June 18, 2007, by and among the parties named therein		S-3	2.5	333-185899	1/7/2013

2.6	Plan of Arrangement and Exchangeable Share Provisions dated as of June 18, 2007, by and among the parties named therein		S-3	2.6	333-185899	1/7/2013

4.1	Form of Specimen Stock Certificate of lululemon athletica inc.		S-3	4.1	333-185899	1/7/2013

4.2	Form of Note*

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate*

4.5	Form of Unit Agreement*

5.1	Opinion of DLA Piper LLP (US)	X

12.1	Computation of Ratio of Earnings to Fixed Charges	X

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP	X

24.1	Power of Attorney (included on signature page)	X

25.1	Statement of Eligibility of Trustee under the Debt Indenture**

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K to be filed by lululemon athletica inc. in connection with a specific offering, and incorporated herein by reference.

**	To be filed separately under electronic form type 305B2, if applicable.

Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) For an offering in which the securities to be registered are to be offered to existing securityholders pursuant to warrants or rights and any securities not taken by securityholders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(e) If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
SIGNATURES
Pursuant to the requirements of the Securities Act, lululemon athletica inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on July 15, 2016.

lululemon athletica inc.

By:	/s/ LAURENT POTDEVIN
Laurent Potdevin
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurent Potdevin and Stuart C. Haselden and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ LAURENT POTDEVIN	Director and Chief Executive Officer	July 15, 2016
Laurent Potdevin	(Principal Executive Officer)

/s/ STUART C. HASELDEN	Chief Financial Officer (Principal	July 15, 2016
Stuart C. Haselden	Financial and Accounting Officer)

/s/ MICHAEL CASEY	Director, Co-Chairman of the Board	July 15, 2016
Michael Casey

/s/ DAVID M. MUSSAFER	Director, Co-Chairman of the Board	July 15, 2016
David M. Mussafer

/s/ ROBERT BENSOUSSAN	Director	July 15, 2016
Robert Bensoussan

/s/ STEVEN J. COLLINS	Director	July 15, 2016
Steven J. Collins

/s/ KATHRYN HENRY	Director	July 15, 2016
Kathryn Henry

/s/ JON MCNEILL	Director	July 15, 2016
Jon McNeill

/s/ MARTHA A.M. MORFITT	Director	July 15, 2016
Martha A.M. Morfitt

/s/ RHODA M. PITCHER	Director	July 15, 2016
Rhoda M. Pitcher

/s/ EMILY WHITE	Director	July 15, 2016
Emily White

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date

1.1	Form of Equity Security Underwriting Agreement*

1.2	Form of Debt Security Underwriting Agreement*

1.3	Form of Common Stock Underwriting Agreement*

2.1	Agreement and Plan of Reorganization dated as of April 26, 2007, by and among the parties named therein		S-3	2.1	333-185899	1/7/2013

2.2	Exchange Trust Agreement dated as of July 26, 2007, between lululemon athletica inc., Lulu Canadian Holding, Inc. and Computershare Trust Company of Canada		S-3	2.2	333-185899	1/7/2013

2.3	Exchangeable Share Support Agreement dated as of July 26, 2007, between lululemon athletica inc., Lululemon Callco ULC and Lulu Canadian Holding, Inc.		S-3	2.3	333-185899	1/7/2013

2.4	Amended and Restated Declaration of Trust for Forfeitable Exchangeable Shares dated as of July 26, 2007, by and among the parties named therein		S-3	2.4	333-185899	1/7/2013

2.5	Amended and Restated Arrangement Agreement dated as of June 18, 2007, by and among the parties named therein		S-3	2.5	333-185899	1/7/2013

2.6	Plan of Arrangement and Exchangeable Share Provisions dated as of June 18, 2007, by and among the parties named therein		S-3	2.6	333-185899	1/7/2013

4.1	Form of Specimen Stock Certificate of lululemon athletica inc.		S-3	4.1	333-185899	1/7/2013

4.2	Form of Note*

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate*

4.5	Form of Unit Agreement*

5.1	Opinion of DLA Piper LLP (US)	X

12.1	Computation of Ratio of Earnings to Fixed Charges	X

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)	X

23.2	Consent of PricewaterhouseCoopers LLP	X

24.1	Power of Attorney (included on signature page)	X

25.1	Statement of Eligibility of Trustee under the Debt Indenture**

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a current report on Form 8-K to be filed by lululemon athletica inc. in connection with a specific offering, and incorporated herein by reference.

**	To be filed separately under electronic form type 305B2, if applicable.